UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2012

REAL ESTATE ASSOCIATES LIMITED

(Exact name of Registrant as specified in its charter)

California	0-09262	95-3187912
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

80 International Drive

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited, a California limited partnership (the “Registrant”), holds a 99% limited partnership interest in Bethel Towers Limited Dividend Housing Association, a Michigan limited partnership (“Bethel Towers”). On August 14, 2012, Bethel Towers entered into a purchase and sale contract to sell its investment property to a third party, Millennia Housing Development, Ltd., an Ohio limited liability company (the “Purchaser”), for a gross sales price of $4,200,000. After payment of closing costs and repayment of the mortgage notes payable encumbering the property, the Registrant expects to receive a distribution of approximately $820,000. The sale is expected to close during the third quarter of 2013. The Registrant’s investment balance in Bethel Towers was zero as of June 30, 2012 and December 31, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED

By:  National Partnership Investments Corp.

Corporate General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date:      August 20, 2012